Exhibit 4.BB

REPUBLIC OF SENEGAL
One People – One Goal – One Faith
----------*----------

MINISTRY OF MINES, INDUSTRY,
FOOD PROCESSING
AGRICULTURAL PRODUCTS AND SMEs

Draft decree granting the company Oromin Joint Venture Group (OJVG LTD) a mining concession for gold and other ancillary substances in Golouma, Subprefecture of Sabodala, Region of Kedougou

PRESENTATION REPORT

As part of the mining convention dated February 17, 2005, signed between the State of Senegal and the company Oromin Exploration Ltd and the mining search permit for gold and other ancillary substances to Oromin Exploration Ltd (perimeter of Sabodala, 230 km2) delivered by decree No. 000918/MEM/DMG of March 4, 2005, the company Oromin Exploration Ltd carried out an important exploration program.

These works will have progressed from a large-scale campaign of geochemical sampling and geophysical surveys to a targeted investigation by reverse circulation drilling and core drilling. Oromin succeeded in identifying several exploration targets and six (6) deposits: Masato, Golouma West, Golouma South, Kerekounda, Niakafiri and Maki Medina which reached a sufficient number of drillings to allow classifying them among mineral resources.

Furthermore, OROMIN carried out a Strategic Impact Study of its project whose report was validated as shown by the attestation of environmental conformity No. 0178/MEPNBRLA/DEEC/DEIPN/ann of January 25, 2010.

OROMIN also carried out a brief feasibility study whose basis consists of the most advanced deposits in terms of exploration, namely: Golouma West, Golouma South, Massato and Kerekounda. This study allowed demonstrating that for an estimated life of 13 years and exploitation starting with 3 open pit mines in Goulouma [sic] South and West and Massato, plus one smaller underground mine in Kerekounda, 19 million tons of pretreated mineral and 137.2 million tons of waste rock will be produced.

Thus, knowing that ongoing studies are seeking to increase the reserves in the rest of the perimeter, the request for a mining concession with a term of 15 years is justified.

The location of the mining concession with an estimated area of 212.6 km2 is delimited by the following UTM WGS 84 (Zone 28 P) coordinates:

Points	X	Y
A	814,448	1,467,544
B	826,026	1,463,606
C	812,226	1,444,991
D	802,663	1,450,881
E	807,539	1,457,938
F	811,548	1,457,938
G	811,548	1,456,220
H	814,448	1,456,220

This is the economy of this draft decree./-

[stamp:]
REPUBLIC OF SENEGAL
[illegible]
Ousmane NGOM

E-458

REPUBLIC OF SENEGAL
One People – One Goal – One Faith

2010-83

Decree granting the company Oromin Joint Venture Group Ltd (OJVG LTD) a mining concession for gold and other ancillary substances in Golouma, Subprefecture of Sabodala, Region of Kedougou

THE PRESIDENT OF THE REPUBLIC,

PURSUANT TO	the Constitution;

PURSUANT TO	Law No. 64-46 of June 17, 1964, relating to the National Domain, together with other texts issued for the implementation thereof;

PURSUANT TO	Law No. 2003-36 of November 24, 2003, containing the Mining Code;

PURSUANT TO	Decree No. 2004-647 of May 17, 2004, specifying the terms of implementation of the law containing the Mining Code;

PURSUANT TO	Decree No. 2009-451 of April 30, 2009, appointing the Prime Minister;

PURSUANT TO	Decree No. 2009-550 of June 9, 2009, relating to the functions of the Ministry of Mines and Industry, Food Processing, Agricultural Products and SMEs;

PURSUANT TO	Decree No. 2009-1380 of December 2, 2009, relating to the organization of the Ministry of Mines and Industry, Food Processing, Agricultural Products and SMEs;

PURSUANT TO
Decree No. 2009-1405 of December 22, 2009, relating to the distribution of functions among the State Services and of the control of public establishments, national companies and corporations in which the Presidency of the Republic, the Prime Ministry and Ministries hold a public interest;

PURSUANT TO	Decree No. 2009-1432 of December 24, 2009, terminating the functions of a Minister and appointing a new Minister and establishing the composition of the Government;

PURSUANT TO	Order No. 000918/MEM/DMG of March 4, 2005, granting to the Oromin Exploration Ltd company a mining exploration permit relating to gold and other ancillary substances (Sabodala Perimeter, 230 km2);

PURSUANT TO
Order No. 000599/MEM/DMG of February 7, 2007, transferring to Oromin Joint Venture Group and extending a mining exploration permit relating to gold and other ancillary substances (Sabodala Perimeter, 230 km2);

PURSUANT TO
Order No. 11077/MMIPME/DMG of December 31, 2008, extending again a mining exploration permit relating to gold and other ancillary substances and reducing the area of the extended mining exploration permit (Sabodala Perimeter, 212.6 km2);

PURSUANT TO	the mining agreement executed on February 17, 2005, between the State of Senegal and the Oromin Exploration Ltd company;

PURSUANT TO	Attestation No. 0178/MEPNBRLA/DEEC/DEIPN/ann of January 25, 2010, containing the approval of the Strategic Environmental Study of the Sabodala Project of Oromin Joint Venture Group Ltd;

PURSUANT TO	Request No. DSG/OB/No. 020/09 Dion of August 21, 2009 of Oromin Joint Venture Group Ltd;

BASED ON THE	Report of the Minister of State, Minister of Mines and Industry, Food Processing, Agricultural Products and Small- and Medium-size Enterprises,

DECREES

Article 1:                    Oromin Joint Venture Group Ltd (OJVG), headquartered in Almadies, Zone 15, villa No. 4, Dakar-Senegal, is granted a mining concession relating to gold and other ancillary substances in Golouma, Subprefecture of Sabodala, Region of Kedougou.

Article 2:                    The location of the mining concession with an estimated area of 212.6 km2 is delimited by the following UTM WGS 84 (Zone 28 P) coordinates:

Points	X	Y
A	814,448	1,467,544
B	826,026	1,463,606
C	812,226	1,444,991
D	802,663	1,450,881
E	807,539	1,457,938
F	811,548	1,457,938
G	811,548	1,456,220
H	814,448	1,456,220

Article 3:                    The term of the mining concession is fifteen (15) years, renewable.

Article 4:                    The mining concession is granted, subject to the accuracy of the declarations and information provided by Oromin Joint Venture Group Ltd, the rights of third parties and barring error in the maps.

Article 5:                    The mining concession is subject to all the obligations under law No. 2003-36 of November 24, 2003, containing the Mining Code and Decree No. 2004-647 of May 17, 2004, specifying the terms of implementation of the law containing the Mining Code.

Article 6:                    Oromin Joint Venture Group Ltd will conduct, at its own expense, before starting any mining exploitation in the concession, a complete feasibility study and an in-depth impact study of the exploitation on the environment, pursuant to article 83 of law No. 2003-36 of November 24, 2003, containing the Mining Code and article 26 of decree No. 2004-647 of May 17, 2004, specifying the terms of implementation of the law containing the Mining Code.

Article 7:                    The mining convention signed on February 17, 2005 between the State of Senegal and Oromin Exploration Ltd, pursuant to the provisions of article 86 of the Mining Code, is enclosed with this decree and establishes the rights and obligations of the State and of said company.

Article 8:                    Within a term of six (06) months from the signing date of this decree, Oromin Joint Venture Group Ltd is obligated to start the formalities necessary for the registration of the mining concession with the Land Conservation Bureau.

Article 9:                    The Minister of State, Minister of Mines and Industry, Food Processing, Agricultural Products and Small- and Medium-size Enterprises are in charge, each within his jurisdiction, of the implementation of this decree, which will be published in the Journal Officiel de la Republique du Senegal [Official Journal of the Republic of Senegal]./-

Made in Dakar on January 26, 2010

By the President of the Republic	[signature]
Abdoulaye WADE
The Prime Minister

[signature]

Souleymane Ndene NDIAYE

To view the Official French Version in pdf dated January 26, 2010, please follow the link here: Mining License for the OJVG Project